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                                                                EXHIBIT 24.1

     We hereby consent to the reference to us in the prospectus constituting part of Pre-Effective Amendment No. 4 to this Registration Statement for Heartland Communications & Management, Inc. under the caption "Legal Matters."


                                       /s/ Duncan, Blum & Associates

                                       DUNCAN, BLUM & ASSOCIATES

Bethesda, Maryland
February 11, 1998